Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of YAN CHUANG GROUP INC. (the “Company”) of our report dated August 25, 2025 relating to our audits of the Company’s financial statements as of June 30, 2025.

Newhall, California

August 25, 2025

PCAOB # 6235